UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 E. Long Lake Road, Suite 100A Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(zip code)

(248) 775-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2024, Titan Environmental Solutions Inc. (the “Company”) filed a Certificate of Designation with the Nevada Secretary of State in the form attached hereto as Exhibit 3.1 (the “Certificate of Designation”), creating the Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) and establishing the rights, preferences and other terms of the Series B Preferred Stock, and authorized 1,360,000 shares of Series B Preferred Stock. On April 3, 2023, the Company filed an amendment to the Certificate of Designation in which it amended certain provisions thereof (the “Amended Certificate of Designation”). As of the date hereof, no shares of Series B Preferred Stock have been issued. A summary of the material terms of the Amended Certificate of Designation is set forth below.

Security	Series B Convertible Preferred Stock, par value $0.0001 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series B Preferred Stock ranks senior to the Company’s Series A Convertible Preferred Stock and all the Company’s common stock (the “Common Stock”) with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up.

Dividend	Holders of Series B Preferred Stock are entitled to receive dividends accruing on a daily basis in arrears at the rate of 10% per annum, or after the occurrence and during the continuance of a Triggering Event (as defined in the Amended Certificate of Designation), 15% per annum, based on a 360 day year and the stated value of the Series B Preferred Stock of $10.00 per share (the “Stated Value”).

Redemption	The Company may, at its option, upon not less than ten (10) days nor more than sixty (60) days’ written notice, redeem the then issued and outstanding shares of Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of 130% of the Stated Value per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Mandatory Redemption Event (as defined in the Certificate of Designation), the Company shall be required to redeem all of the then issued and outstanding shares of Series B Convertible Preferred Stock.

Conversion Rights	The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into shares of the Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time, which right is subject to the Beneficial Ownership Limitation (as defined in the Amended Certificate of Designation). Subject to the terms of the Amended Certificate of Designation, the Company shall have the right to require the each holder of Series B Preferred Stock to mandatorily convert all or any portion of their Series B Preferred Stock.

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Consent Rights	The Company will not, without the written consent of a majority of the outstanding shares of the Series B Preferred Stock, amend, alter, or repeal any provision of the Company’s certificate of incorporation or bylaws in a manner adverse to the Series B Preferred Stock.

Voting	A holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such the Holder are convertible on any matter presented to the Company’s stockholders, except as required by law or as specifically set forth in the Amended Certificate of Designation.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of the Company, each holder of Series B Preferred Stock shall be entitled to receive out of assets of the Company before any payment or distribution shall be made to the holders of any Junior Securities (as defined in the Amended Certificate of Designation), the greater of (i) an amount per share equal to the sum of (x) the Stated Value and (y) any unpaid dividends, and (ii) the same amount that a holder of Common Stock would receive on an as-converted basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock, as amended, of Titan Environmental Solutions Inc.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2024	TITAN ENVIRONMENTAL SOLUTIONS INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer

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